UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 3, 2013 (May 2, 2013)

RENT-A-CENTER, INC.

(Exact name of registrant as specified in charter)

Delaware	0-25370	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive
Plano, Texas  75024
(Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01              Entry into a Material Definitive Agreement.

Indenture and Registration Rights Agreement

On May 2, 2013, pursuant to the terms of a purchase agreement, dated as of April 29, 2013, between Rent-A-Center, Inc. (the “Company”), certain subsidiary guarantors named therein (the “Guarantors”) and J.P. Morgan Securities LLC, as representative for itself and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC,  BB&T Capital Markets, a division of BB & T Securities, LLC and Citigroup Global Markets Inc. (collectively, the “Initial Purchasers”), the Company issued and sold $250 million in aggregate principal amount of the Company’s 4.75% Senior Notes due 2021 (the “Notes”). The Company used the net proceeds of the offering to repay $46 million of the revolving loans outstanding under its revolving credit facility and intends to apply the remainder to purchase shares of its common stock pursuant to the ASB Agreement discussed below.

The Notes were issued at an issue price of 100%. Interest on the Notes is payable on May 1 and November 1 of each year, commencing November 1, 2013. The Notes will mature on May 1, 2021. The Notes are unsecured and are initially jointly and severally guaranteed by the Guarantors, and may be guaranteed by certain future subsidiaries of the Company.

The Notes are redeemable, in whole or part, at any time on or after May 1, 2016. Prior to May 1, 2016, the Company may redeem some or all of the Notes at a “make whole” redemption price. In addition, prior to May 1, 2016, the Company may redeem up to 35% of the Notes with the proceeds of certain equity offerings at a redemption price of 104.75% of the principal amount of the Notes, together with accrued and unpaid interest, if any, at the date of redemption. If the Company experiences certain change-of-control events, the Company must offer to repurchase the Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, at the purchase date.

The Notes were issued under an Indenture, dated as of May 2, 2013, between the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The Indenture contains customary restrictive covenants and default provisions for an issue of senior notes of this nature. A copy of the Indenture is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

The Notes were issued pursuant to a private placement and are expected to be resold by the Initial Purchasers under Rule 144A and Regulation S under the Securities Act of 1933, as amended. Additionally, the Company and the Guarantors entered into a Registration Rights Agreement with J.P. Morgan Securities LLC, as representative for the Initial Purchasers, dated as of May 2, 2013, pursuant to which the Company and the Guarantors have agreed to use their commercially reasonable efforts to file an exchange offer registration statement to exchange the Notes for publicly registered notes with identical terms or, under certain circumstances, file a shelf registration statement to cover resales of the Notes. A copy of the Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.

ASB Agreement

On May 2, 2013, the Company entered into a Master Confirmation, dated as of May 2, 2013 (the “Master Confirmation”), with Goldman, Sachs & Co. (“Goldman Sachs”) and a Supplemental Confirmation to the Master Confirmation (together with the Master Confirmation, the “ASB Agreement”) relating to an accelerated stock buyback program (the “ASB transaction”).  Pursuant to the terms of the ASB Agreement, the Company will repurchase $200 million of its common stock from Goldman Sachs.

Under the ASB Agreement, the Company is scheduled to pay $200 million to Goldman Sachs on May 7, 2013 and to receive approximately 4.6 million shares of the Company’s common stock, which represents approximately 80% of the shares expected to be purchased in the ASB transaction. The total number of shares that the Company ultimately purchases in the ASB transaction will be determined based on the average of the daily volume-weighted average share price of its common stock over the duration of the ASB transaction, less an agreed discount, and is subject to certain adjustments under the ASB Agreement.

The ASB Agreement contemplates that final settlement of the ASB Transaction is expected to occur in or before February 2014, although the completion date may be accelerated or extended. At settlement, the Company may be entitled to receive additional shares of its common stock from Goldman Sachs or, under certain circumstances, may be required to deliver shares or make a cash payment (at its option) to Goldman Sachs.

The ASB Agreement contains the principal terms and provisions governing the ASB transaction, including, but not limited to, the mechanism used to determine the number of shares to be delivered, the required timing of delivery of the shares, the specific circumstances under which Goldman Sachs is permitted to make adjustments to the ASB transaction, the specific circumstances under which the ASB transaction may be terminated early, and various acknowledgements, representations and warranties made by the Company and Goldman Sachs to each other. The foregoing summary of the Master Confirmation is qualified in its entirety by reference to the complete text of the Master Confirmation, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

As set forth in Item 1.01 of this Current Report, on May 2, 2013, the Company issued and sold $250 million in aggregate principal amount of its 4.75% Senior Notes due 2021. The information set forth in Item 1.01 of the report with respect to the issuance and the terms of such Notes is incorporated into this Item 2.03 by reference.

Item 8.01              Other Events.

On May 2, 2013, the Company issued a press release announcing the ASB transaction and the Company entering into the ASB Agreement. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

4.1

Indenture, dated as of May 2, 2013, between Rent-A-Center, Inc., the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 4.75% Senior Notes Due 2021.

4.2

Registration Rights Agreement relating to the 4.75% Senior Notes due 2021, dated as of May 2, 2013, between Rent-A-Center, Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative for the initial purchasers named on schedule 1 thereto.

10.1	Master Confirmation Agreement, dated as of May 2, 2013, between Rent-A-Center, Inc. and Goldman, Sachs & Co.
99.1	Press Release issued on May 2, 2013 by Rent-A-Center, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: May 3, 2013	By:	/s/ Robert D. Davis
Robert D. Davis
Executive Vice President—Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1

Indenture, dated as of May 2, 2013, between Rent-A-Center, Inc., the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 4.75% Senior Notes Due 2021.

4.2

Registration Rights Agreement relating to the 4.75% Senior Notes due 2021, dated as of May 2, 2013, between Rent-A-Center, Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative for the initial purchasers named on schedule 1 thereto.

10.1	Master Confirmation Agreement, dated as of May 2, 2013, between Rent-A-Center, Inc. and Goldman, Sachs & Co.
99.1	Press Release issued on May 2, 2013 by Rent-A-Center, Inc.